Exhibit 99.2

CONSENT OF PERSON TO BECOME DIRECTOR
OF
CHECK-CAP, LTD..

I hereby consent to the reference to me under the captions “SUMMARY” and “MANAGEMENT” in the registration statement of Form F-1 of Check-Cap Ltd., as filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Yuval Yanai
Name: Yuval Yanai
Date:   January 14, 2015